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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in the Proxy Statement/Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Medtronic, Inc. of our report, dated February 2, 1998, on the consolidated financial statements of Sofamor Danek Group, Inc., which is incorporated from the Current Report on Form 8-K of Sofamor Danek Group, Inc. that was filed with the Securities and Exchange Commission on February 3, 1998. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Memphis, Tennessee
December 21, 1998